Exhibit 99.1

(ROYL)
NEWS FOR IMMEDIATE RELEASE

ROYALE ENERGY ANNOUNCES ACQUISITION OF REMAINING INTEREST IN MATRIX OPERATED SANSINENA FIELD

San Diego, November 28, 2017 – Royale Energy, Inc. (OTCQB: ROYL) (the “Company” or “Royale”) today announced that it has signed a definitive purchase and sale agreement for a 50% non-operated working interest in oil and gas leases in the Sansinena and East Los Angeles fields operated by Matrix Oil Management Corporation (“Matrix”).  The remaining 50% working interest in the leases being acquired are owned by Matrix. Upon completion of the pending merger between Matrix and Royale, the combined companies will own 100% working interest in these fields. The acquisition will add over 8.7 MBOE of net proved reserves to the merged company’s reserve base.

Following shareholder approval of the merger agreement between Royale and Matrix on November 16, 2017, Royale reached agreement with private Seller. Royale has agreed to pay $15 million in cash at closing for all of Seller’s interests in the two fields, subject to retention by Seller of a term overriding royalty interest in production of up to 300,000 barrels of oil from the leases. The overriding royalty interest will initially be 2.75% of production and increase after 2018 by 1.00% annually to a maximum of 9.75% until the 300,000 barrel limit is reached.  The purchase agreement also contains customary representations and warranties by the parties and contemplates closing contemporaneously with the Royale/Matrix merger closing. Closing of the purchase is contingent on Royale’s arranging of acceptable financing.
“We are pleased to reach this agreement which will consolidate the working interests in these two fields and double our proven reserves.  This is an important step toward our goal of creating superior value for our drilling investors and shareholders,” said Royale’s CEO Jonathan Gregory.

About Royale Energy, Inc.
Founded in 1986, Royale Energy, Inc. (OTCQB: ROYL) is an independent exploration and production company focused on the acquisition, development, drilling and marketing of oil and natural gas.  Royale typically sells fractional working interests to accredited investors in wells drilled by Royale.  Royale has its primary operations in the Sacramento and San Joaquin basins in California and has royalty interests in Alaska.

Forward Looking Statements
 This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved.  The forward-looking statements include statements about future operations, estimates of reserve and production volumes.  Forward-looking statements are based on current expectations and assumptions and analyses made by Royale in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances.  However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: that the acquisition may involve unexpected costs; the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas); risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; revisions to reserve estimates as a result of changes in commodity prices; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; further declines in oil and gas prices; inability of management to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change.  Royale’s annual report on Form 10-K/A for the year ended December 31, 2016, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition.  Royale undertakes no obligation to revise or update publicly any forward-looking statements, except as required by law.

For more information, please contact:
Royale Energy, Inc.
Chanda Idano
Investor Relations
(619) 383-6600
ir@royl.com
http://www.royl.com
Source: Royale Energy, Inc.